UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 16, 2006
FLOWSERVE CORPORATION
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	1-13179 (Commission File Number)	31-0267900 (I.R.S. Employer Identification No.)

5215 N. O’Connor Blvd., Suite 2300, Irving, Texas (Address of principal executive offices)	75039 (Zip Code)
Registrant’s telephone number, including area code: (972) 443 - 6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
2006 Annual Performance Criteria Set for the Company’s Long-Term Incentive Cash Plan and Annual Incentive Plan
On March 16, 2006, the Organization and Compensation Committee of the board of directors (the “Committee”) of Flowserve Corporation (the “Company”) approved the 2006 annual benchmark performance criteria applicable to the Company’s Long-Term Incentive Cash Plan (the “Long-Term Incentive Cash Plan”) and Annual Incentive Plan (the “Annual Incentive Plan”) for cash bonuses that certain salaried employees of the Company, including its executive officers, are eligible to earn. Any bonuses under the Long-Term Incentive Cash Plan will be earned during the current performance period commencing in 2006 and continuing through 2008. Any bonuses earned under the Long-Term Incentive Cash Plan during the current performance period will be paid out in 2009. Any bonuses earned under the Annual Incentive Plan during 2006 will be paid out in 2007.
Under the Long-Term Incentive Cash Plan, the primary performance measures are return on net assets, sales growth and consolidated operating margin over a three-year performance period. The return on net assets, sales growth and consolidated operating margin targets will be set at the beginning of each three-year performance period based on benchmark data. Actual amounts payable under the Long-Term Incentive Cash Plan can range from 0% to 300% of the target amounts, based upon the extent to which performance under the foregoing criteria meets, exceeds or is below the target.
Under the Annual Incentive Plan, the primary performance measures are operating income and cash flow in addition to certain division performance criteria. Actual amounts payable under the Annual Incentive Plan can range from 0% to 200% of the target amounts, based upon the extent to which performance under the foregoing criteria meets, exceeds, or is below the target.
2005 Annual Incentive Plan Awards and 2006 Salary Adjustments
The Committee also approved amounts payable under the Annual Incentive Plan relating to bonuses earned in 2005 for its executive officers in the amounts set forth in the chart below. The Long-Term Incentive Cash Plan performance measures that were previously approved by the Committee for the performance period that commenced in 2003 and continued through 2005 were not met, therefore the Company will not pay out any amounts under the Long-Term Incentive Cash Plan for this period. The chart also sets out the base salaries of those executives as adjusted for 2006.

Executive Officers	2005 AIP Bonuses	2006 Salary
Andrew J. Beall	$235,290	$310,000
Mark A. Blinn	$374,850	$450,000
Mark D. Dailey	$245,607	$325,000
Thomas E. Ferguson	$321,750	$368,000
John H. Jacko, Jr.	$176,400	$275,000
Linda P. Jojo	$152,145	$275,000
Lewis M. Kling	$1,092,280	$890,000
Thomas L. Pajonas	$325,710	$393,000
Joseph R. Pinkston	$75,393	$315,000
Ronald F. Shuff	$255,486	$340,000
The AIP bonus for Mr. Pinkston noted above was reduced on a pro-rata basis to reflect the fact that he joined the Company during September 2005 and thus reflects his actual months of service with the Company during 2005.

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FLOWSERVE CORPORATION
By:	/s/ Ronald F. Shuff
Ronald F. Shuff
Vice President, Secretary and General Counsel

Date: March 22, 2006

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